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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and entered into this 21st day of April 1999 by and between AMERICAN ENERGY SERVICES, INC. a corporation, ("Company"); and ROBERT S. LOVE ("Employee"). In consideration of the mutual promises and covenants contained herein Company and Employee agree as follows:

SCOPE, NATURE, AND DUTIES OF EMPLOYMENT

Company hereby employs Employee, and Employee accepts such employment, to render CFO services to Company ("Services"). The Services may be described in more detail on the attached Exhibit A. Company shall have the power to determine the specific duties to be performed by Employee, and the means and the manner by which those duties shall be performed. The power to supervise the duties to be performed, the manner of performing such duties, and the terms for performance of such duties shall be exercised by Company. Hours of employment shall be determined by Company within the reasonable standards within the profession.

EMPLOYEE'S RESPONSIBILITIES

Employee will:

         (A)      Use Employee's best efforts to perform the Services;

         (B) Devote Employee's full working time and attention to the services Employee provides to Company. During the term of this Agreement, Employee shall not, without the written consent of Company, directly or indirectly render services of a professional nature to or for any person or firm for compensation, or engage in any practice that competes in Company's interest.

TERM

The term of this Agreement shall begin on the below-stated effective date and shall continue until terminated as provided by this Agreement.

COMPENSATION

         BASIS SALARY For all services rendered by Employee under this Agreement, Company will pay Employee basic salary of SEVENTY-FIVE THOUSAND DOLLARS and NO CENTS ($75,000) per year, payable weekly beginning on the effective date of this Agreement. The basic salary may be changed by mutual agreement of the parties at any time.

         FRINGE BENEFITS As further consideration for the performance by Employee under and pursuant to this Agreement, Company shall, within a reasonable time after the effective date of this Agreement, provide for Employee the following further benefits and any additional benefits that may from time to time be made available by Company to employees employed by Company. In addition, Robert S. Love will be granted options on 40,000 shares of AES common stock to be vested each year by grant of 8,000 shares at an option price if $1.00 per share.




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OFFICE FACILITIES

Company shall operate and maintain facilities, and shall provide at its expense, equipment and supplies, suitable to Employee's position and adequate for the performance of Employee's duties under and pursuant to this Agreement.

FEES

All fees and compensation received or realized by Company as a result of the rendition of professional services by Employee under and pursuant to this Agreement shall belong and be paid and delivered to Company.

VACATION

Employee shall be entitled to be paid annual vacation of one week during the first year and two weeks each year during the continuance of this Agreement. Without Company's consent, vacation time may not be accumulated, but must be taken in the year earned. Employee's vacation will be scheduled at those times most convenient to Company's business as determined by its Board of Directors. In addition, Employee shall be allowed FIVE (5) days each year to attend professional meetings or seminars, provided, that attendance at such meetings or seminars shall be planned for minimum interference in the business of employer.

TERMINATION

This Agreement shall be terminated immediately:

         (A) If Employee breaches any of Employee's agreements, obligations, representations, or warranties herein.

         (B)      If Employee dies.

         (C) If Employee fails, is unable to, or refuses to faithfully or diligently perform the duties required under and pursuant to this Agreement.

Company may terminate this Agreement at will upon THIRTY (30) days written notice to Employee.

Upon termination, the salary due Employee shall be full compensation in payment for all Employee's claims under this Agreement.

CONFIDENTIAL INFORMATION

Employee agrees to hold all Confidential Information in trust and strict confidence for Company and its clients, without disclosing such Confidential Information to any third parties. Confidential Information includes, but is not limited to: any information that deals with or relates to Company or Company's clients' past, present, or future business processes or plans; ideas, know-how, specifications, customer lists, marketing plans, procedures, and software programs; and financial or other trade secret information.

Confidential Information will not include that information defined as Confidential Information above which entered the public domain without Employee's breach of any obligation to Company or Company's clients; became known to Employee prior to Company or Company's clients disclosure of such information to Employee; became known to Employee from a source other than Company or Company's clients, other than by breach of an obligation of confidentiality; or was independently developed by Employee without reference to Confidential Information.

Employee may disclose Confidential information as required by governmental or judicial order, provided Employee give Company prompt notice of such order and complies with any protective order ( or equivalent) imposed on such disclosure. Employee may not disclose any Confidential Information to third parties for three (3) years following the date of its disclosure by Company or Company's clients to Employee, except to Company consultants, if any, as provided below. Employee may only use the Confidential Information in connection with Employee's performance of the Services.




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Employee will take reasonable security precautions, at least as great as the precautions Employee takes to protect Employee's own Confidential Information, to protect the Company's Confidential Information. Employee may disclose Confidential Information only to Employee consultants, if any, on a need-to-know bases. Employee will execute appropriate written agreements with Employee's consultants and employees, if any, sufficient to enable Employee to comply with all the provisions of this Agreement. Employee will return all originals, copies, reproductions, and summaries of Confidential Information at Company's or Company's clients' request or, at Company's option, certify the destruction of the same.

These obligations are supplementary to and in addition to any obligations Employee may have assumed to Company by executing a Nondisclosure Agreement with Company.

Employee acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information, and the Company and/or Company's clients will be entitled, without waiving any other rights or remedies, to such relief as may be deemed proper by a court of competent jurisdiction. Employee hereby waives the claim that Company or Company's clients have an adequate remedy at law or in damages with respect to any action involving unauthorized disclosure or use of Confidential Information.

REPRESENTATIONS AND WARRANTIES

Company represents and warrants that it is a business, duly licensed and in good standing under the laws of the State of Texas, and has all the requisite power and authority to execute and perform all of its obligations under this Agreement.

Employee represents and warrants that:

         (A) Employee has the full power and authority to enter into this Agreement.

         (B) Employee's performance of the Services for Company will not violate any agreement with a prior employer, or with another person or firm.

         (C) Employee is not subject to any existing confidentiality agreement or obligation that has not been fully disclosed to Company.

         (D) In performing the services for Company, Employee will not use or infringe, or cause Company or Company's clients to use or infringe, any patent, copyright, trademark, trade secret, or other proprietary right belonging to any third part, unless Employee obtains in writing all the necessary waivers and releases for such use.

INDEMNIFICATION

Employee agrees that Employee will indemnify and defend Company and Company's clients against any liability, claim, and expense (including reasonable attorney's fees) arising out of any act or omission on Employee's part in carrying out Employee's activities under this Agreement or any breach of the representations and warranties contained in this Agreement.

MISCELLANEOUS PROVISIONS

This Agreement supersedes any and all oral or written communications between Employee and Company regarding the subject matter of this Agreement, except any nondisclosure agreement between Employee and Company, and contains the entire agreement for these Services. Company may, from time to time, require changes in the Services, provided such changes are mutually agreed upon by Company and Employee and are incorporated by written amendments referencing or incorporating this Agreement.

In any litigation arising out of this Agreement, the prevailing party will be entitled to recover all reasonable attorney's fees and expenses of litigation, including fees and appeal or petition for review. Venue in any legal action will exist exclusively in state or federal courts in Houston, Texas. The unenforceability, invalidity, illegality, or termination of any





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provision of this Agreement will not render any other provision of this
Agreement unenforceable, invalid, or illegal, or terminate this Agreement or other rights or obligations of Company or Employee. This agreement will be governed by the laws of the State of Texas and applicable United States Federal Law.

This agreement is executed as of the date indicated below (April 21, 1999).

This Agreement creates personal rights, and may not be transferred or assigned without the express prior written consent of the other party; except that Company may transfer its rights and delegate its obligations to any corporate successor of Company. AES agrees to purchase liability insurance for corporate personnel such as CFO, CEO, etc. to offset any possible legal exposure, coming from execution of duties; within 90 dys of the signing of this agreement.

In addition, Employee is eligible to provided with bonuses or other compensation as approved by the Board of Directors. Company will provide Employee with the cost of tollway costs (EZ Tag), CPA review courses and exams, cellular phone for business purposes, and other expense as mutually agreed upon between Employee and Company.

IN WITNESS WHEREOF, the parties have executed this agreement on this 21st day of April 1999.


Employer:



/S/ PAT S. ELLIOTT, PRESIDENT for AMERICAN ENERGY SERVICES, INC.


Employee:



/S/  ROBERT S. LOVE






                             DESCRIPTION OF SERVICES

Overall financial, accounting and MIS management, strategic planning, banking relations, budget management, cost accounting and financial reporting.